UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2016  (February 1, 2016)

Arrhythmia Research Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain      Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, the Board of Directors of Arrhythmia Research Technology, Inc. (the “Company”) appointed Mr. Bryan S. Ganz to serve as a Class III director with a term expiring at the Company’s 2016 annual meeting of stockholders.   Pursuant to the Board's standard compensation policy for non-employee directors, Mr. Ganz will receive a $30,000 annual cash retainer payable quarterly in arrears. The Company’s Board now consists of seven directors, six of whom are independent.

Mr. Ganz is currently the chief executive officer of Northeast Remediation LLC, a firm he founded in July 2013, engaged in the removal of lead paint, asbestos and mold.  He has also served since January 2013 to the present as the chief executive officer of Scudder Bay Capital, LLC, a real estate investment company focused on creating affordable rental housing options through the purchase, rehabilitation and ownership of distressed properties in Massachusetts, Rhode Island and Connecticut.  Mr. Ganz served as chairman and chief executive officer of Maine Industrial Tire LLC, a global manufacturer of solid and semi-solid tires for industrial equipment from January 2010 until its sale in December 2012.  Prior to that, Mr. Ganz served primarily in executive leadership roles including as chief executive officer at GPX International Tire Corporation and its predecessor, Galaxy Tire & Wheel, Inc.  He began his career as a founder and president of Paramount Capital Group, a registered investment advisory firm.  Mr. Ganz holds a Juris Doctor degree from the Columbia School of Law of Columbia University and a Bachelor of Science in Business Administration from Georgetown University.

The appointment of Mr. Ganz was recommended to the Board by the holder of approximately 11% of the Company’s outstanding stock.  There is no arrangement or understanding between Mr. Ganz and any other persons pursuant to which such director was selected as a director nor are there any family relationships between Mr. Ganz and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Mr. Ganz that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On February 5, 2016, the Company issued a press release regarding the appointment of Mr. Ganz as a director. A copy of the press release is included herein as Exhibit 99.01.

The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

99.01Press Release dated February 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 5th day of February, 2016.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By:  /s/ Derek T. Welch

Derek T. Welch

Chief Financial Officer